UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2020 (December 8, 2020)

Cuentas Inc.

(Exact name of registrant as specified in its charter)

Florida	333-148987	20-3537265
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

19 W. Flagler St, Suite 902, Miami, Florida 33130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 611-3622

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Registered

Item 1.01	Entry into a Material Definitive Agreement.

On December 8, 2020 Cuentas, Inc. (“Cuentas”) signed a five-year Agency Agreement (the “Agreement”) with Western Union Financial Services, Inc. (“Western Union”), to integrate Western Union branded digital domestic and international money transfer services into the Cuentas Mobile Application and digital wallet in 2021 (“Services”).

Utilizing Western Union’s “Online Account Based Money Transfer Service” or “On-line Money Transfer” services, which will include Western Union’s Domestic Money Transfer services, International Money Transfer services, Mexico Money Transfer services, and such other funds transfer or funds disbursement services that Western Union may introduce, from time to time, through Western Union’s global cross-border, cross-currency platform, Cuentas cardholders will have the ability to transfer money internationally via the Western Union network directly from their Cuentas Mobile app.

Cuentas shall cooperate with Western Union in implementing all procedures mandated by law in order to comply with any applicable law and any reasonable policies and/or procedures implemented by Western Union to protect consumer privacy and/or consumer data.

Western Union’s transactional rates to Cuentas are confidential and, as such, have been redacted in the attached agreement. This discussion is qualified by the terms set forth in the Agreement filed as an exhibit herewith.

Item 9.01.	Financial Statements and Exhibits

10.1	Western Union North America Agency Agreement, dated as of December 8, 2020, by and between Cuentas Inc. and Western Union Financial Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUENTAS INC.

Dated: December 17, 2020	By:	/s/ Arik Maimon
Arik Maimon
Chief Executive Officer

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